Exhibit 10.34

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT OF STACIE L. BROWN

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT OF STACIE L. BROWN (the "First Amendment" is entered into this 26th day of June, 2003 (the “Effective Date”), by and between VendingData Corporation, a Nevada corporation (the "Company") and Stacie L. Brown (the "Employee").

WHEREAS, the parties entered into an Employment Agreement dated July 20, 2001 (the "Agreement"); and

WHEREAS, as of the date of the Agreement, the Employee was the Company's Corporate Counsel and Secretary; and

WHEREAS, the parties desire that the Employee remain in the Company's employ as its Corporate Counsel and Secretary for a period beyond the term of the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.             Acceleration of Stock Option Grant.  The stock options reflected in Section 5.1(b)(iii) of the Agreement are hereby granted as of the Effective Date of this First Amendment and shall vest on the second year anniversary of the Agreement.

2.             The First Extended Term.  The term of the Agreement is hereby extended from July 20, 2003 through and including July 19, 2006 (the "First Extended Term").

3.             Grant of Stock Options.  In consideration of the Employee's agreement to remain in the employ of the Company as its Corporate Counsel and Secretary through the First Extended Term, as of the Effective Date, the Company hereby grants to Employee stock options to purchase twenty-five thousand (25,000) shares (the "Shares") of the Company's common stock at two dollars and fifty cents ($2.50) per share.  The stock options shall vest as follows:

(a)          On July 19, 2004 and provided that the Employee is still employed with the Company, stock options to purchase nine thousand (9,000) Shares shall vest.

(b)         On July 19, 2005 and provided that the Employee is still employed with the Company, stock options to purchase eight thousand (8,000) Shares shall vest.

(c)          On July 19, 2006 and provided that the Employee is still employed with the Company, stock options to purchase eight thousand (8,000) Shares shall vest.

4.             Base Salary.  During the Extended Term, the Employee's base salary shall be not less than One Hundred Twenty-Five Thousand Dollars ($125,000.00).

5.             No Further Modifications.  Except as modified herein, the terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date and year first above written.

VendingData Corporation

By:	/s/ STEVEN J. BLAD
Steven J. Blad
President and Chief Executive Officer

/s/ STACIE L. BROWN
Stacie L. Brown